Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Constellation Funds:
In planning and performing our audit of the financial
statements of Constellation HLAM Large Cap Quality
Growth Fund, one of the portfolios constituting
Constellation Funds (the "Fund"), for the year ended
December 31, 2004, we considered its internal control,
including control activities for safeguarding
securities, in order to determine our auditing
procedures for the purpose of expressing our opinion on
the financial statements and to comply with the
requirements of Form N-SAR, not to provide assurance on
internal control.
The management of the Fund is responsible for
establishing and maintaining internal control.  In
fulfilling this responsibility, estimates and judgments
by management are required to assess the expected
benefits and related costs of controls.  Generally,
controls that are relevant to an audit pertain to the
entity's objective of preparing financial statements
for external purposes that are fairly presented in
conformity with U.S. generally accepted accounting
principles. Those controls include the safeguarding of
assets against unauthorized acquisition, use, or
disposition.
Because of inherent limitations in internal control,
errors or fraud may occur and not be detected.  Also,
projection of any evaluation of internal control to
future periods is subject to the risks that it may
become inadequate because of changes in conditions or
that the effectiveness of the design and operation may
deteriorate.
Our consideration of internal control would not
necessarily disclose all matters in internal control
that might be material weaknesses under the standards
of the Public Company Accounting Oversight Board
(United States).  A material weakness is a significant
deficiency, or combination of significant deficiencies,
that results in more than a remote likelihood that a
material misstatement of the annual or interim
financial statements will not be prevented or detected.
However, we noted no matters involving internal control
and its operation, including controls for safeguarding
securities, that we consider to be material weaknesses
as defined above as of December 31, 2004.
This report is intended solely for the information and
use of management and the Board of Trustees of the
Constellation Funds and the Securities and Exchange
Commission and is not intended to be and should not be
used by anyone other than these specified parties.
/s/ KPMG LLP
Philadelphia, Pennsylvania
February 25, 2005